1 RESTRICTED STOCK UNIT AWARD AGREEMENT Corporation: Louisiana-Pacific Corporation, a Delaware corporation (inclusive of any relevant Subsidiaries, “Corporation”) Awardee: [Director name] (“Director”) Plan: Louisiana-Pacific Corporation 2022 Omnibus Stock Award Plan (the “Plan”) Award: [XXX] Share units, each having a value equal to one Share (“Restricted Stock Units”) Grant Date: __________ ___, 20___ (“Grant Date”) Corporation and Director agree as follows: 1. Defined Terms. Capitalized terms used but not otherwise defined in this Restricted Stock Unit Award Agreement (the “Agreement”) have the meanings given them in the Plan. 2. Grant of Restricted Stock Units. As of the Grant Date, Corporation has granted to Director the Restricted Stock Units (which Award is a grant of “Restricted Stock Units” under the Plan). Each Restricted Stock Unit represents the right of Director to receive one Share subject to and upon the terms and conditions of this Agreement and the Plan. 3. Acknowledgment. Director acknowledges that the Restricted Stock Units are subject to the terms and conditions set forth in this Agreement and in the Plan. Director and Corporation acknowledge that any election made by Director in strict compliance with the Amended and Restated Louisiana-Pacific Corporation Non-Employee Directors Compensation Plan, as adopted effective April 27, 2022, shall supersede the provisions of this Agreement regarding the time and form of payment of the Restricted Share Units, including Section 5 below. 4. Vesting of Restricted Stock Units. (a) Except as otherwise provided herein, the Restricted Stock Units will become nonforfeitable and payable to Director pursuant to Section 5 hereof on the earlier of (i) the first anniversary of the Grant Date or (ii) the date of the next annual meeting of the stockholders of the Corporation which is at least 50 weeks after the immediately preceding year’s annual meeting (as applicable, the “Vesting Date”), conditioned upon Director’s continuous service on the Board

2 through the Vesting Date. Any Restricted Stock Units that have not become nonforfeitable pursuant to Section 4(c) below will be forfeited if Director’s Service Relationship terminates prior to the Vesting Date, except as provided in Section 4(b) below. (b) Notwithstanding Section 4(a) above and subject to Section 4(c) below, all of the Restricted Stock Units will become nonforfeitable and payable to Director pursuant to Section 5 hereof upon the occurrence of any of the following events (each, an “Early Vesting Event”) if the Restricted Stock Units have not previously been forfeited or become nonforfeitable: termination of Director’s Service Relationship by reason of Director’s death, Disability or Retirement. For purposes of this Agreement, “Retirement” means: (i) the Director’s Service Relationship terminates because of the mandatory retirement age requirement under the Corporate Governance Guidelines of the Corporation; or (ii) the Director chooses not to stand for reelection within 90 days prior to the stockholder vote regarding his or her next election at a time when the sum of the Director’s age and the number of completed years of his or her tenure on the Board equals or exceeds 70. (c) Notwithstanding any other provision of this Agreement, and except as otherwise provided by Section 6.7 of the Plan, all Restricted Stock Units subject to this Agreement shall immediately become nonforfeitable and paid immediately prior to the occurrence of a Change of Control in accordance with Section 5. 5. Form and Time of Payment of Restricted Stock Units. (a) Payment for the Restricted Stock Units, after and to the extent they have become nonforfeitable, shall be made in the form of Shares. Except as provided in Section 4(c), such payment shall be made within 10 days following the date that the Restricted Stock Units become nonforfeitable pursuant to Section 4 hereof. (b) Except to the extent provided by Section 409A of the Code and permitted by the Administrator, no Shares may be issued to Director pursuant to this Award at a time earlier than otherwise expressly provided in this Agreement. (c) Corporation’s obligations to Director with respect to the Restricted Stock Units will be satisfied in full upon the issuance of Shares corresponding to such Restricted Stock Units or the earlier forfeiture of the Restricted Stock Units by Director. 6. Restrictions during Vesting Period. Subject to Section 6.6(a) of the Plan, prior to the Vesting Date or an Early Vesting Event, Director may not sell, assign, pledge, transfer, encumber

3 or otherwise dispose of the Restricted Stock Units (or the Shares subject to the Restricted Stock Units). 7. Dividend, Voting and Other Rights. Director will have no rights as a stockholder with respect to the Restricted Stock Units until the time Shares have been issued in settlement of the Restricted Stock Units as described in Section 4(c) or Section 5. From and after the Grant Date and until the time when the Restricted Stock Units are paid in accordance with Section 4(c) or Section 5, to the extent the Restricted Stock Units have not yet been forfeited by Director, on the ex-dividend date with respect to any cash dividend (if any) to holders of Shares generally, Director shall be credited with additional Restricted Stock Units approximately equal in value, as determined by the Administrator, to the aggregate distribution to which Director would have been entitled with respect to a number of Shares equal to the number of Restricted Stock Units held by Director pursuant to this Agreement. Any Restricted Stock Units credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeiture) as apply to the Restricted Stock Units with respect to which they were credited, and such amounts shall be paid in Shares at the same time as the Restricted Stock Units to which they relate. 8. Tax Withholding. As of the date the Plan was established, income recognized by Non- Employee Directors with respect to Restricted Stock Units is treated as self-employment income that is not subject to tax withholding. However, Corporation will have the right to withhold from any settlement of Restricted Stock Units made under the Plan, any federal, state, or local taxes of any kind required by law to be withheld or paid by Corporation on behalf of Director with respect to such settlement. In the event any such taxes are imposed, Director will be required to make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligation. Corporation will not be required to deliver Shares under the Plan until any such obligation is satisfied. 9. Miscellaneous. (a) Compliance with Law. Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of the Plan and this Agreement, Corporation shall not be obligated to issue any Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law. (b) Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code

4 shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by Corporation without the consent of Director). Director is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with this Agreement (including any taxes and penalties under Section 409A of the Code), and Corporation shall not have any obligation to indemnify or otherwise hold Director harmless from any of such taxes or penalties. (c) Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. (d) Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (i) no amendment shall adversely affect the rights of Director under this Agreement without Director’s written consent, and (ii) Director’s consent shall not be required to an amendment that is deemed necessary by Corporation to ensure compliance with Section 409A of the Code. (e) Adjustments. The Restricted Stock Units and the number of Shares issuable for the Restricted Stock Units and the other terms and conditions of the Award evidenced by this Agreement are subject to adjustment as provided in Article 12 of the Plan. (f) Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable. (g) Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Administrator acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement. (h) Successors and Assigns. Without limiting the provisions of this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Director, and the successors and assigns of Corporation. (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

5 (j) Acknowledgement. Director acknowledges that (i) a copy of the Plan has been made available to Director, (ii) Director has had an opportunity to review the terms of this Agreement and the Plan, (iii) Director understands the terms and conditions of this Agreement and the Plan and (iv) Director agrees to such terms and conditions. (k) Electronic Delivery. Corporation may, in its sole discretion, deliver any documents related to the Restricted Stock Units and Director’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request Director’s consent to participate in the Plan by electronic means. Director hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by Corporation or another third party designated by Corporation. [signature page follows]

6 IN WITNESS WHEREOF, Corporation has caused this Agreement to be executed on its behalf by its duly authorized officer and Director has executed this Agreement, effective as of __________________, 202__. Corporation: LOUISIANA-PACIFIC CORPORATION _____________________________________ By: Its: Director: _____________________________________ [INSERT DIRECTOR NAME]